Exhibit (d)(xxiii)

SCHEDULE A

Fund	Expense Limit
Schwab Large-Cap Growth Fund	0.99%
Schwab Core Equity Fund	0.75%
Schwab Dividend Equity Fund	0.89%
Schwab Small-Cap Equity Fund	1.12%
Schwab Hedged Equity Fund	1.33%
Schwab Financial Services Fund	0.94%
Schwab Health Care Fund	0.82%
Schwab Balanced Fund	0.00%
Schwab International Core Equity Fund	0.86%
Schwab Target 2010 Fund	0.00%
Schwab Target 2015 Fund	0.00%
Schwab Target 2020 Fund	0.00%
Schwab Target 2025 Fund	0.00%
Schwab Target 2030 Fund	0.00%
Schwab Target 2035 Fund	0.00%
Schwab Target 2040 Fund	0.00%
Schwab S&P 500 Index Fund	0.09%
Schwab Small-Cap Index Fund	0.17%
Schwab Total Stock Market Index Fund	0.09%
Schwab International Index Fund	0.19%
Schwab MarketTrack All Equity Portfolio – Investor Shares	0.50%
Schwab MarketTrack Growth Portfolio –Investor Shares	0.50%
Schwab MarketTrack Balanced Portfolio	0.50%
Schwab MarketTrack Conservative Portfolio – Investor Shares	0.50%

Laudus Small-Cap MarketMasters Fund – Investor Shares	1.35%
Laudus Small-Cap MarketMasters Fund – Select Shares	1.20%
Laudus International MarketMasters Fund – Investor Shares	1.40%
Laudus International MarketMasters Fund – Select Shares	1.25%
Schwab Fundamental U.S. Large Company Index Fund	0.35%
Schwab Fundamental U.S. Small Company Index Fund	0.35%
Schwab Fundamental International Large Company Index Fund	0.35%
Schwab Fundamental International Small-Mid Company Index Fund	0.55%
Schwab Fundamental Emerging Markets Index Fund	0.60%
Schwab Monthly Income Fund – Moderate Payout	0.00%
Schwab Monthly Income Fund – Enhanced Payout	0.00%
Schwab Monthly Income Fund – Maximum Payout	0.00%
Schwab Target 2045 Fund	0.00%
Schwab Target 2050 Fund	0.00%
Schwab Target 2055 Fund	0.00%

Dated as of January 14, 2013